UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 6, 2018

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1775 Sherman Street, Suite 1200, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2018, SM Energy Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC acting as representatives of the several underwriters named therein (the “Underwriters”) providing for the issuance and sale by the Company (the “Offering”) of $500 million in aggregate principal amount of the Company’s 6.625% Senior Notes due 2027 (the “Notes”).  The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-226597), as amended (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 6, 2018, as supplemented by a prospectus supplement dated August 6, 2018, filed by the Company with the Commission on August 7, 2018 pursuant to Rule 424(b)(5) of the Securities Act (the “Prospectus Supplement”).

Pursuant to the Underwriting Agreement, the Company agreed, among other things, to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.  The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to this exhibit.

Some of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates, for which they received or will receive customary fees and expense reimbursement.  Affiliates of certain of the Underwriters are lenders under the Company’s credit facility, and an affiliate of one of the Underwriters is the trustee under the Company’s indenture. Certain of the Underwriters and/or their affiliates may hold certain of the Tender Offer Notes (as defined below) and, as a result, may receive a portion of the net proceeds from the Offering. One of the Underwriters is acting as the sole dealer manager and solicitation agent for the Tender Offer (as defined below).

The Company intends to use the net proceeds from the Offering, as described in the Prospectus Supplement under the caption “Use of Proceeds”, to fund the concurrent cash tender offer (the “Tender Offer”) to purchase (i) any and all of its 6.500% Senior Notes due 2023 (the “2023 Notes”) and (ii) up to an aggregate principal amount not to exceed $85,000,000 of its 6.125% Senior Notes due 2022 (the “2022 Notes” and together with the 2023 Notes, the “Tender Offer Notes”).

Item 7.01                                           Regulation FD Disclosure.

On August 6, 2018, the Company issued a press release announcing the pricing of the Offering.  A copy of the press release is furnished hereto as Exhibit 99.1.  In accordance with General Instruction B.2. of Current Report on Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of Offering proceeds, the anticipated closing date of the Offering, other aspects of the Offering and the completion of the Tender Offer. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary Offering closing conditions, other factors described in the prospectus supplement and accompanying prospectus for the Offering and other conditions with respect to the Tender Offer set forth in the Offer to Purchase. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Company’s annual and quarterly reports filed from time to time with the Commission and in the prospectus supplement and related prospectus for the Offering. The forward-looking statements contained herein speak only as of the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
1.1

Underwriting Agreement dated August 6, 2018 between SM Energy Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC as representatives of the several underwriters named therein.

99.1	Press Release, dated August 6, 2018, entitled “SM Energy Prices $500 Million Public Offering of Senior Notes Due 2027.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

	By:	/s/ David W. Copeland
	Name:	David W. Copeland
	Title:	Executive Vice President and General Counsel

August 7, 2018